SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K



                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                             December 14, 1995



                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



 Colorado                      0-16203                84-1060803
(State of                    Commission           (I.R.S. Employer
Incorporation)                File No.           Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                                  80202
 (Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (303) 293-9133



ITEM 5.   OTHER EVENTS


A. On December 14, 1995, the Company was informed that Underwriters Financial Group, Inc. ("UFG") had filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the Southern District of New York on December 11, 1995. UFG is obligated to the Company to discharge indebtedness encumbering certain properties owned by the Company including stock representing approximately 72% of the Company's 92% owned subsidiary, Amber
Resources Company ("Amber"). 3,357,003 shares of the common stock of Amber owned by the Company are pledged to secure a note (the
"Snyder Note") payable by UFG to Snyder Oil Corporation ("SOCO") in the approximate current amount of $2,333,333 at September 30, 1995 including accrued interest.

          The Company has disclosed in previous filings with the S.E.C., including its Form 10-KSB for the fiscal year ended June 30, 1995, that the Company believes there is substantial risk that UFG will be unable to repay the Snyder Note, which is currently in default, and that the encumbered portion of the Amber shares owned by the Company could be lost. The UFG bankruptcy filing may increase this risk.

          The Company holds 888,063 shares of Delta Petroleum Corporation common stock owned by UFG as collateral pending the discharge of UFG's obligations to SOCO and to the Company. The Company's position and alternative courses of action are being reviewed by its legal counsel and accountants.

B. On December 6, 1995, the Company's Compensation Committee of the Board of Directors approved and the Company entered into employment agreements with Aleron H. Larson, Jr. and Roger A. Parker, the Company's Chairman and President, respectively. Copies of the employment agreements are attached hereto as Exhibit 99.1.

C. On December 6, 1995, the Company's Board of Directors adopted the 1995 Non-employee Director Stock Plan ("Plan") a copy of which is attached hereto as Exhibit 99.2. The Plan will be submitted to a vote of the shareholders for ratification and adoption at the next shareholder's meeting.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          99.1 Copies of Aleron H. Larson, Jr. and Roger A. Parker Employment Agreements.

          99.2   Copy of the 1995 Nonemployee Director Stock Plan.


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             DELTA PETROLEUM CORPORATION
                              (Registrant)


Date:  December 14, 1995    By:/s/Aleron H. Larson, Jr.
                                Aleron H. Larson, Jr.
                                Chairman/C.E.O.


                             INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of
     Security Holders.  Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1   Copies of Aleron H. Larson, Jr. and Roger A. Parker
            Employment Agreements.

     99.2   Copy of the 1995 Nonemployee Director Stock Plan.